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                                 Exhibit 8 (b)

                               Service Agreement



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                               SERVICE AGREEMENT



       WHEREAS Canada Life Insurance Company of New York (hereinafter called "the Company") has filed a Plan of Operation with the New York Insurance Department dated December 13, 1971.

       AND WHEREAS it is contemplated that the Canada Life Assurance Company (hereinafter called "the Servicer") will perform all or part of certain functions for the Company, which functions, without limiting the generality of the foregoing, include

       1.     Marketing functions

       2.     Field Service functions

       3.     Underwriting and Policy Issue Functions

       4.     Actuarial functions

       5.     Investment functions

       6.     Policyholder Service functions

       7.     Policy Accounting functions

       8.     General Accounting functions

       9.     Death Claim functions

all as more particularly described in said Plan of Operation, a copy of which is annexed hereto and shall form part of this agreement,

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              IT IS NOW HEREBY AGREED by and between the Company and the
Servicer that

       A. The Servicer shall perform the functions contemplated in the said Plan of Operation and such other functions as may be agreed upon between the parties hereto, all hereinafter referred to as "service functions",

       B. Activities carried out by the Company which are in the nature of auditing and verification of service functions performed by the Servicer hereunder shall be at the sole expense of the Company.

       C. The method of allocating costs hereunder shall be in accordance with Regulation 33 of the New York State Insurance Department and shall be determined in the following manner,

              (1) The cost of service functions performed by the Servicer which are identifiable as expenses incurred directly and exclusively for the benefit of the Company shall be charged to the Company,

              (2) The cost of service functions performed by the Servicer which are not identifiable as expenses incurred directly and exclusively for the benefit of the Company shall be determined by a

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                                     - 3 -

                     cost accounting division of the Home Office expenses of the Servicer in accordance with the principles set forth in Appendix A attached to this Agreement. At the request of the Company, and at its expense, the Servicer shall produce records and provide access to enable the Company to verify that the said cost accounting division is in accordance with the said principles.

       D. The Company shall reimburse the Servicer the total of the costs of the service functions performed by the Servicers periodically throughout each fiscal year at the request of the Servicer based upon the Servicer's estimates of such total costs. A final adjustment shall be made within 30 days after completion of the Servicer's annual cost analysis.

       E.     Either party to this Agreement may terminate this Agreement

              (a) with respect to "service functions" to be performed by the Servicer which involve the use of its electronic data processing equipment, by giving six months' notice in writing and

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                                     - 4 -



   (b) with respect to other "service functions" by giving 30 days' notice in writing.

          IN WITNESS WHEREOF this agreement is signed in duplicate, on the dates indicated, at the home office of each company.


                                   CANADA LIFE INSURANCE COMPANY OF NEW YORK



Date  December 14, 1971            By  /s/ Alfred O. Kelly
      -------------------             --------------------------------------
                                      Vice-President


                                   THE CANADA LIFE ASSURANCE COMPANY


Date  December 9, 1971              By  /s/ W. J. Adams
      -------------------             --------------------------------------
                                      Senior Vice-President and Secretary

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                                   APPENDIX A

       With respect to the service functions performed by the Servicer, the costs to be charged to the Company shall be determined and calculated as follows:

1. The Servicer shall follow, in general, its long-established procedures and practices in the allotment of expenses by line of business and country in respect to annual statements to Canadian and United States governments, tax calculations and internal Company statements, making use of cost accounting procedures, work studies, and analysis of accounts, to divide its Home Office expenses between Individual Ordinary, Individual Health and Group lines of business, and into various functions.

2. There shall be deducted from the total Home Office expenses of the Servicer all expenses which are identifiable with or attributable to the Servicer's business in the United Kingdom and Ireland.

3. Pursuant to the Servicer's procedures and practices above mentioned, the balance of the Servicer's Home Office expenses shall be divided between

       (a)    Individual Ordinary business functions, divided into 21 sections,
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       (b)    Investment functions,

       (c)    Individual Health business functions, and

       (d)    Group life and health lines of business.

4. From the total expenses for each function or line of business performed by the Servicer, as measured in 3 above, there shall be deducted

       (a) expenses which are directly identifiable with or attributable to services performed by the Servicer for the exclusive benefit of the Company, and

       (b) expenses which are directly identifiable with or attributable to services performed by the Servicer for the exclusive benefit of the Servicer.

5. The portion attributable to the Company of the said balances of the Servicer's Home Office expenses will be found by proration as set out in the Table following:

              Function                           Basis of Proration
              --------                           ------------------
       Acquisition                 -      On new business credit, a measure
                                          of production roughly equivalent to
                                          new commissions.

       Selection                   -      25% of total prorated on new sums
                                          assured issued and paid for.

                                   -      75% of total prorated on number of
                                          new policies issued and paid for.

       Policy Issue                -      On number of new policies issued and
                                          paid for.

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                                     - 3 -

              Function                           Basis of Proration
              --------                           ------------------
       Premium Collection          -      On number of premium payments.

       Commission Accounting       -      On number of premium payments.

       Dividend Work               -      On mean number of participating
                                          contracts in force.

       Policy Changes              -      On mean number of contracts in force.

       Death Benefits              -                    "

       Matured Endowments          -                    "

       Cash Surrenders             -                    "

       Lapses, Cancelled by
       Auto Loan, Expiries         -                    "

       Disability Claims           -                    "

       Reinstatements              -                    "

       Policy Valuation            -                    "

       Preparation of Special
       Settlements                 -                    "

       Annuity & Option
       Payments                    -      On mean vested annuities in force.

       Conservation                -      On mean number of premium-paying
                                          contracts in force.

       Taxation Work               -      On mean number of contracts in force.

       General Insurance           -      On total direct insurance maintenance
       Maintenance                        expenses.

       Insurance Overhead          -      On total insurance expenses.

       Investment Work including
       Investment Overhead
         (a) Securities            -      On mean dollar amount of securities
                                          asset.
         (b) Mortgages             -      On mean dollar amount of mortgage
                                          asset.
         (c) Policy Loans          -      On mean dollar amount of policy loan
                                          asset.

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                                     - 4 -

              Function                           Basis of Proration
              --------                           ------------------
       Individual Health
         (a) Acquisition           -      On new business credit.

         (b) Maintenance           -      On mean number of contracts in force.

         (c) Claims and            -      On mean number of contracts in force.
             Payments